
                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             U.S. Interactive, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                           22-3316696
-------------------------------                          ---------------------
(State or Other Jurisdiction of                            (I.R.S. Employer
 Incorporation or Organization)                          Identification Number)

                           2012 Renaissance Boulevard
                            King of Prussia, PA 19406
              (Address of Principal Executive Offices and Zip Code)


 Amended and Restated 2000 Performance Incentive Plan of U.S. Interactive, Inc.

 Amended and Restated 1998 Performance Incentive Plan of U.S. Interactive, Inc.

 Soft Plus, Inc. 1997 Stock Plan (formerly Amended and Restated 1994 Stock Plan)

                     Soft Plus, Inc. 1999 Stock Option Plan

                         Soft Plus, Inc. 1999 Stock Plan

               U.S. Interactive, Inc. Employee Stock Purchase Plan
                           (Full Titles of the Plans)


                               Stephen T. Zarrilli
                      Chief Executive Officer and President
                             U.S. Interactive, Inc.
                           2012 Renaissance Boulevard
                            King of Prussia, PA 19406
                     (Name and Address of Agent For Service)

                                 (610) 313-9700
          (Telephone Number, Including Area Code, of Agent For Service)




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                                    Copy to:

                            Susan E. Pendery, Esquire
                            Merritt A. Cole, Esquire
                               Dilworth Paxson LLP
                             3200 Mellon Bank Center
                               1735 Market Street
                      Philadelphia, Pennsylvania 19103-7595
                                 (215) 575-7000


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                                          CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
                                                         Proposed Maximum       Proposed Maximum
       Title Of Securities             Amount To          Offering Price       Aggregate Offering          Amount Of
        To Be Registered             Be Registered           Per Share               Price             Registration Fee
-------------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 Par Value       2,902,350 shares         $14.50 (1)         $42,084,075.00 (1)      $11,110.20(1)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 Par Value       4,473,927 shares         $13.10 (2)         $58,608,443.70 (2)      $15,472.63(2)
-------------------------------------------------------------------------------------------------------------------------
Total Fee                                                                      $100,692,518.70          $26,582.83
-------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the Common Stock on July 3, 2000, as reported by the Nasdaq National Market System, for shares of Common Stock reserved for issuance under stock options or otherwise to be granted in the future under the above mentioned plans.

(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the weighted average price at which stock options which have already been granted under the above mentioned plans may be exercised.

         This registration statement relates to a total of 7,376,277 shares of common stock, $.001 par value (the "Common Stock"), which are reserved for future sale and issuance by U.S. Interactive, Inc. (the "Company") as follows:
(i) a total of 1,355,259 shares of Common Stock which are reserved for future sale and issuance upon the exercise of options previously granted under the Amended and Restated 2000 Performance Incentive Plan of U.S. Interactive, Inc. (the "2000 Plan"); (ii) a total of 144,741 shares of Common Stock which are reserved for future sale and issuance upon the exercise of options which may be granted in the future under the 2000 Plan; (iii) a total of 1,742,391 additional shares of Common Stock which are reserved for future sale and issuance upon the exercise of options previously granted under the Amended and Restated 1998 Performance Incentive Plan of U.S. Interactive, Inc. (the "1998 Plan"); (iv) a total of 1,757,609 additional shares of Common Stock which are reserved for future sale and issuance upon the exercise of options which may be granted in the future under the 1998 Plan; (v) a total of 391,331 shares of Common Stock which are reserved for future sale and issuance upon the exercise of options previously granted under the Soft Plus, Inc. 1997 Stock Plan (formerly Amended and Restated 1994 Stock Plan); (vi) a total of 339,293 shares of Common Stock which are reserved for future sale and issuance upon the exercise of options previously granted under the Soft Plus, Inc. 1999 Stock Option Plan; (vii) a total of 645,653 shares of Common Stock which are reserved for future sale and issuance upon the exercise of options previously granted under the Soft Plus, Inc. 1999 Stock Plan; and (viii) a total of 1,000,000 shares of Common Stock which are reserved for future sale and issuance under the terms of the U.S. Interactive, Inc. Employee Stock Purchase Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate amount of additional Shares, which may become issuable pursuant to the anti-dilution provisions of any of the above mentioned plans are also being registered hereunder. The Company's Registration Statement on Form S-8 (Reg. No. 333-88033), which relates to a total of 3,000,000 shares of Common Stock previously registered for offer and sale under the 1998 Plan, is incorporated by reference.



ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission by the Company are incorporated in this registration statement by reference:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the registrant document referred to in (a) above; and

         (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under Section 12(g) of the Exchange Act, including any amendment or report filed to update the description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The law firm of Dilworth Paxson LLP has rendered an opinion regarding the legality of the Shares registered hereunder. As of June 9, 2000, certain partners of Dilworth Paxson LLP beneficially owned in the aggregate approximately 45,994 shares of Common Stock.


ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") contains certain provisions permitted under the General Corporation Law of Delaware, as amended ("Delaware GCL"), which eliminate the personal liability of directors for monetary damages for a breach of the director's fiduciary duty, except for: (i) breach of a director's duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) the unlawful payment of dividends, stock purchase or stock redemption, or (iv) any transaction from which the director derives any improper personal benefit. The Certificate of Incorporation also contains provisions indemnifying the Company's directors, officers and employees to the fullest extent permitted by the Delaware GCL. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors, officers and employees.

         The Company's directors and officers are also insured against certain liabilities under a directors and officers liability insurance policy maintained by the Company.


ITEM 8. EXHIBITS

 Exhibit Number     Description
 --------------     -----------

   5                Opinion of Dilworth Paxson LLP.

   23.1             Consent of KPMG LLP.

   23.2             Consent of Dilworth Paxson LLP (included in Exhibit 5).

   24 Power of Attorney of certain officers and directors of the Company (included in the signature page to this Registration Statement).

   99.1             Amended and Restated 2000 Performance Incentive Plan of U.S.
                    Interactive, Inc.

   99.2             Amended and Restated 1998 Performance Incentive Plan of U.S.
                    Interactive, Inc. (incorporated by reference to Exhibit A to the Definitive Proxy Statement filed with the Commission by the Company on May 1, 2000.)

   99.3 Soft Plus, Inc. 1997 Stock Plan (formerly Amended and Restated 1994 Stock Plan) (incorporated by reference to
                    Exhibit 10.8 to the Registration Statement on Form S-1 (Registration No. 333-32224) (the "S-1 Registration Statement")).

   99.4 Soft Plus, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 10.7 to the S-1 Registration Statement.)

   99.5 Soft Plus, Inc. 1999 Stock Plan (incorporated by reference to Exhibit 10.6 to the S-1 Registration Statement.)

   99.6 U.S. Interactive, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit B to the Definitive Proxy Statement filed with the Commission by the Company on May 1, 2000.)

ITEM 9. UNDERTAKINGS

         A.   The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the
                  Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
              Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Upper Merion Township, Commonwealth of Pennsylvania, on the 7th day of July, 2000.


                              U.S. INTERACTIVE, INC.


                              By: /s/ Stephen T. Zarrilli
                                  --------------------------------------
                                   Stephen T. Zarrilli
                                   Chief Executive Officer and President



                                POWER OF ATTORNEY

         Each of the undersigned directors of U.S. Interactive, Inc. whose signature appears below hereby appoints Stephen T. Zarrilli and Philip L. Calamia, jointly and individually, as attorneys-in-fact for the undersigned with full power of substitution, to execute in his name and on behalf of such person, individually, and in each capacity stated below, this Registration Statement on Form S-8 and one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact shall deem appropriate, and to file any such amendment (including exhibits thereto and other documents in connection herewith) to this Registration Statement on Form S-8 with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
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


Signature                           Title                                                Date
---------                           -----                                                ----



/s/ Stephen T. Zarrilli             Director, Chief Executive Officer and
---------------------------         President (Principal Executive Officer)
Stephen T. Zarrilli


/s/ Philip L. Calamia               Senior Vice President and Chief Financial Officer
---------------------------         (Principal Financial and Accounting
Philip L. Calamia                   Officer)

/s/ Eric Pulier                     Chairman of the Board of Directors
---------------------------
Eric Pulier


/s/ Robert E. Keith, Jr.            Director
---------------------------
Robert E. Keith, Jr.
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


Signature                           Title                                                Date
---------                           -----                                                ----



/s/ John D. Shulman                 Director
---------------------------
John D. Shulman


/s/ E. Michael Forgash              Director
---------------------------
E. Michael Forgash


/s/ John H. Klein                   Director
---------------------------
John H. Klein


/s/ William C. Jennings             Director
---------------------------
William C. Jennings


/s/ Robert Napier                   Director
---------------------------
Robert Napier


/s/ Mohan Uttarwar                  Director
---------------------------
Mohan Uttarwar



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



                                  EXHIBIT INDEX

   Exhibit Number             Description
   --------------             -----------


         5        Opinion of Dilworth Paxson LLP.

         23.1     Consent of KPMG LLP.

         23.2     Consent of Dilworth Paxson LLP (included in Exhibit 5).

         24 Power of Attorney of certain officers and directors of the Company (included in the signature page to this Registration Statement).

         99.1 Amended and Restated 2000 Performance Incentive Plan of U.S. Interactive, Inc.

         99.2 Amended and Restated 1998 Performance Incentive Plan of U.S. Interactive, Inc. (incorporated by reference to Exhibit A to the Definitive Proxy Statement filed with the Commission by the Company on May 1, 2000.)

         99.3 Soft Plus, Inc. 1997 Stock Plan (formerly Amended and Restated 1994 Stock Plan) (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 (Registration No. 333-32224) (the "S-1 Registration Statement")).

         99.4 Soft Plus, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 10.7 to the S-1 Registration Statement.)

         99.5     Soft Plus, Inc. 1999 Stock Plan (incorporated by reference to
                  Exhibit 10.6 to the S-1 Registration Statement.)

         99.6 U.S. Interactive, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit B to the Definitive Proxy Statement filed with the Commission by the Company on May 1, 2000.)